UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Officer Compensation
     On June 12, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Copano Energy, L.L.C. (the “Company”) made grants of phantom units under the Company’s Long-Term Incentive Plan (“LTIP”) to eligible Company personnel, including officers of the Company. In connection therewith, the Committee approved a form of Grant of Phantom Units agreement (“Phantom Unit Award Form”) to be used for grants of phantom units under the LTIP.
     The foregoing description of the Phantom Unit Award Form does not purport to be complete and is qualified in its entirety by reference to the Phantom Unit Award Form, which is included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
          Not applicable.
(b) Pro forma financial information.
          Not applicable.
(c) Shell Company Transactions.
          Not applicable.
(d) Exhibits.
          *10.1      Form of Grant of Phantom Units

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: June 18, 2007	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

*10.1	Form of Grant of Phantom Units

*	Filed herewith

5